Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Mar. 09. 2005 / 9:30AM CT
Event Duration: N/A

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FINAL TRANSCRIPT

Mar. 09. 2005 / 9:30AM, CASY - Q3 2005 Casey’s General Stores Earnings Conference Call

CORPORATE PARTICIPANTS

Bill Walljasper

Casey’s General Stores - CFO

Ron Lamb

Casey’s General Stores - Chairman & CEO

Bob Myers

Casey’s General Stores - President & COO

John Harmon

Casey’s General Stores - SVP

CONFERENCE CALL PARTICIPANTS

Jay Levy

CSFB - Analyst

Anthony Lebiedzinski

Sidoti & Company - Analyst

David Burtzlaff

Stephens Inc. - Analyst

Mark Hudson

HSBC - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. And welcome to the Third Quarter 2005 Casey’s General Stores Earnings Conference Call. My name is Mia, and I will be your coordinator for today. At this time, all participants are in listen-only mode. We will be facilitating a question-and-answer session towards the end of the conference. If at anytime during the call you require assistance, please press “star” followed by “zero” and a coordinator will be happy to assist you.

I would now like to turn the presentation over to your host for today’s call, Mr. Bill Walljasper, Chief Financial Officer. Please proceed.

Bill Walljasper - Casey’s General Stores - CFO

Good morning, and thank you for joining us to discuss Casey’s results for the third quarter of fiscal 2005 ended January 31. I am Bill Walljasper, Chief Financial Officer. Ron Lamb, Chairman and Chief Executive Officer; Bob Myers, President and Chief Operating Officer; and John Harmon, Senior Vice President are also here. I hope all of you have already seen the press release. If you haven’t, please let me know, and I will make sure a copy is forwarded to you.

Before I begin, I will remind you that certain statements may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As discussed in the press release and the 2004 annual report, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

I’ll take a few minutes to summarize the quarter and then open for questions. As most of you have seen, our earnings for the third quarter were 5 cents, down from 12 cents a year ago. This reduction was due to a $7 million pretax impairment charge related to the decision in the fourth quarter to sell 36 underperforming stores. Without this one-time impairment charge, earnings would have been 14 cents per share. Once these

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Mar. 09. 2005 / 9:30AM, CASY - Q3 2005 Casey’s General Stores Earnings Conference Call

stores are sold or closed, the future benefit is approximately 3 cents per share each year. The company does close several underperforming stores each year.

Recently, we have been engaged in a strategic evaluation that identified this group of stores that have not been meeting the Company’s cash flow and profit objectives. This was generally due to competitive pressures and changed traffic patterns. We have concluded that further operational adjustments and marketing initiatives are not likely to materially improve their performance. We expect to continue ongoing evaluation of underperforming stores and may periodically sell or close stores where further operational marketing efforts are not likely to improve their performance.

Also, the previous third quarter earnings included 5 cents per share in one-time tax benefits. Year-to-date earnings were 59 cents compared to 71 cents in the previous year. We experienced a challenging gasoline environment in the quarter. Despite rising wholesale prices during the second half of the quarter, we were still able to maintain a 10.2-cent per gallon margin, which was up from 9.1 cents in the third quarter a year ago. Year-to-date, our margin is slightly above goal at 10.6 cents.

Despite significantly higher retail prices, same-store gallons sold for the quarter were up 2.7% and up nearly 1% through nine months. Gross profit in this category was up 6.1% to 82.1 million. The average retail price of gasoline was $1.75 this quarter, compared to $1.43 a year ago.

In the Grocery and Other Merchandise category, sales continue to be strong and gaining momentum. For the quarter, total sales were up 9.2% to 167 million. Same-store sales rose 6.7% with an average margin of 31.2%, up 40 basis points from the same period a year ago. The margin continues to be dampened by changes in programs with tobacco manufacturers. However, recent strategic price increases will help offset these changes. In addition to this, we will continue to rollout lottery to all of our stores, and by the end of this summer, we’ll have this project completed.

Just in the month of January, we earned over $200,000 in an incremental gross profit from lottery. We feel this will continue to grow as we bring more stores online and more significantly will drive additional traffic to our stores. Through the first nine months, total sales were up 6.6% to 551.2 million, with an average margin of 31.1%. Same-store sales year-to-date were up 4.3%. We are pleased with the gains in sales we’re making in this category.

The Prepared Food category continues to do exceptionally well. Despite still being affected by high cheese costs, the average margin in the quarter was 61.1%, and same-store sales were up 8.9%. Same-store sales year-to-date were up 7.9%, with an average margin of 60.1. Total sales for the month were up 12.1%, while gross profit rose to 93.4 million, up 9.8%. Our cost of cheese averaged to $1.75 per pound in this quarter compared to $1.50 a year ago. Currently our cost of cheese is $1.55 per pound.

At the end of the third quarter, we had 860 stores with point of sale, and we are confident we will exceed our goal of 900 stores by the end of the fiscal year. We also have hand-held scanners rolled out to approximately 900 to 1,000 stores by the end of the fiscal year. These units will integrate with the point of sale system and will be used by store managers to enhance inventory control measures for products that are delivered directly to our stores. We have been able to use the information gained from point of sale to initiate a store reset to improve shelf space allocation and product selection. All indications are positive thus far.

Operating expenses for the quarter were up 11.3%, primarily due to the $7 million impairment charge that we took from the decision in the fourth quarter to sell 36 stores. We also had a 34.6% increase in bank charges from a substantial rise in credit card transactions and customers using credit cards to purchase more expensive gasoline. Through nine months, inside sales were up 7.8%, while gross profit was up 6.6%. Without the impairment charge and the increase in bank charges, operating expenses would have been up 6.6%.

Our balance sheet continues to be strong. At January 31st, cash and cash equivalents were 29.2 million, and shareholders equity rose to 463.6 million, up 23.8 million. We continue to pay down debt. Long-term debts, net of current maturities, are down 17.6 million to 127.3 million. Our long-term debt, including the current portion to total capital ratio, is 26%.

Cash flow from operations is 73.6 million. We have used 68.1 million for capital expenditures, compared to 58.4 million a year ago. We anticipate capital expenditures to increase in the last quarter, as we close on more acquisitions. Year-to-date, we have closed on 22 acquisitions, have written agreements for 12, and have 8 verbal agreements pending. We have built and opened six stores and are scheduled to open seven more by the end of the fiscal year. That completes my review of the quarter. We’ll now take your questions.

QUESTION AND ANSWER

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Mar. 09. 2005 / 9:30AM, CASY - Q3 2005 Casey’s General Stores Earnings Conference Call

Operator

Ladies and gentlemen, to ask a question, please press “star” followed by “one” on your touchtone telephone. To withdraw your question, press “star” followed by “two.” Your first question comes from Jay Levy of CSFB. Please proceed.

Jay Levy - CSFB - Analyst

Thanks, and congratulations, Bill.

Bill Walljasper - Casey’s General Stores - CFO

Hey, Jay. How are you doing?

Jay Levy - CSFB - Analyst

Good. How are you?

Bill Walljasper - Casey’s General Stores - CFO

Excellent. Thanks.

Jay Levy - CSFB - Analyst

Just a couple of questions on the store closures, are there any themes that are consistent with those stores? Do they face common competitors? Are they, you know, few select markets?

Bill Walljasper - Casey’s General Stores - CFO

Well, the 36 stores are spread out through our nine state areas. I wouldn’t say there is really a common theme except of the fact that they typically all have net negative cash flows.

Jay Levy - CSFB - Analyst

Okay. And do any of those stores have the POS implemented?

Bill Walljasper - Casey’s General Stores - CFO

I would say - I don’t have that number in front of me. I would say, a good majority of them do have Point of Sale.

Jay Levy - CSFB - Analyst

Okay. And that just didn’t kind of - that didn’t put them over the top in terms of cash flow?

Bill Walljasper - Casey’s General Stores - CFO

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Mar. 09. 2005 / 9:30AM, CASY - Q3 2005 Casey’s General Stores Earnings Conference Call

No. We actually - we have been trying from an operational marketing standpoint to try to improve the sales, and that is typically the problem with low sales volume. And from a material standpoint, we just decided that we have reached maximum potential in these stores.

Jay Levy - CSFB - Analyst

Right.

Bill Walljasper - Casey’s General Stores - CFO

And they have been a drain on earnings. And as I indicated in my earlier comments, on a go-forward basis, once these stores are disposed of from the system, the go-forward gains can be approximately 3 cents on earnings each year.

Jay Levy - CSFB - Analyst

Great. Okay. Perfect.

Bill Walljasper - Casey’s General Stores - CFO

We see it as a positive, we head forward.

Jay Levy - CSFB - Analyst

Okay. Thank you.

Bill Walljasper - Casey’s General Stores - CFO

You bet.

Operator

Your next question comes from Anthony Lebiedzinski of Sidoti & Company. Please proceed.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Good morning. Couple of questions here. Do you expect any other significant store closures in the next 6 to 12 months, aside from these 36?

Bill Walljasper - Casey’s General Stores - CFO

No. We don’t, Anthony. Now, periodically, obviously, we always review underperforming stores, and there may be a store from time to time due to a number of reasons, traffic pattern changes, that will fallout, but nothing of this nature.

Anthony Lebiedzinski - Sidoti & Company - Analyst

With respect to your acquisition strategy, it looks like you’re going to be right at your goal for fiscal 2005, and any preliminary comments for fiscal ’06, perhaps, in terms of what the number of acquired stores might be?

Bill Walljasper - Casey’s General Stores - CFO

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Mar. 09. 2005 / 9:30AM, CASY - Q3 2005 Casey’s General Stores Earnings Conference Call

Yes. You’re exactly right. We will be very close to the target - the goal for acquisitions. May not be exactly there, and we are comfortable with that. We want to make sure we do our due diligence, and the stores we do bring onboard, want to make sure they meet every expectation that we have. With respect to going forward in fiscal ’06, I would anticipate an increase in acquisition activity. I think what we’re going to find is this, that the competitive environment in this convenience store industry, with respect to the tobacco industry as well as gasoline, will produce some additional acquisition opportunities for us. So, we are optimistic as we head into fiscal ’06.

Anthony Lebiedzinski - Sidoti & Company - Analyst

And speaking of tobacco, what are you seeing with the RDA? Are you still seeing, in fact, the RDA reductions at this point?

Bill Walljasper - Casey’s General Stores - CFO

Yes. We’re still being impacted by the reductions in retail display allowances, and we’ve made up for the majority of these retail display allowances within the cigarette category as well as other areas in the store. But to answer your question more specifically on a go-forward basis, what you expect in fiscal ’06, there will be multi-million dollar reductions in retail display allowances for next year. Now to offset those, as I indicated, we’re certainly taking different price increases, not only within the cigarette category, but also in the grocery and merchandise category, and as well as the lottery should have an impact on that as well.

Anthony Lebiedzinski - Sidoti & Company - Analyst

The lottery - how many states is that in right now?

Bill Walljasper - Casey’s General Stores - CFO

Right now - back in January, we just completed the rollout to the State of Iowa. We also have it in the State of Indiana. We are currently looking on rolling out the State of Illinois. By the end of this summer, all of our stores will be operational with lotto and lottery. And just to kind of give you a perspective, just in the month of January, we had over $200,000 of gross profit just from the product alone. I think the more significant impact will be the additional traffic it is going to drive to our stores, at least we anticipate driving to our store.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Also, could you comment - we are about six weeks into the quarter right now. What are the trends with respect to your gas margins here?

Bill Walljasper - Casey’s General Stores - CFO

Well, gas margins in January, we had a little pressure in January. That pressure just continued into the fourth quarter into the month of February and through the first six weeks. We’re in a little pressure in the gas margin. However, I will say that the strong sales that you saw in the third quarter continued into the fourth quarter.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay. Thank you very much.

Bill Walljasper - Casey’s General Stores - CFO

You bet, Anthony.

Operator

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Mar. 09. 2005 / 9:30AM, CASY - Q3 2005 Casey’s General Stores Earnings Conference Call

Your next question comes from David Burtzlaff of Stephens Incorporated. Please proceed.

David Burtzlaff - Stephens Inc. - Analyst

Hi, Bill. Congratulations on a good quarter.

Bill Walljasper - Casey’s General Stores - CFO

Thanks, Dave. How are you doing?

David Burtzlaff - Stephens Inc. - Analyst

Good. How are you? I just got a question on the operating expenses. Even without the bank charges, they would have been up about 10%?

Bill Walljasper - Casey’s General Stores - CFO

With the bank charges, we would have been up probably in that 9% - right in that area.

David Burtzlaff - Stephens Inc. - Analyst

Okay. So the other 6.6% that you said without the bank charges -

Bill Walljasper - Casey’s General Stores - CFO

Yes. If you pullout the $7 million impairment charge in the 34.6%, which is about $4 million in bank charges, it gets you about 6.6%.

David Burtzlaff - Stephens Inc. - Analyst

And what’s, kind of, in that 6% increase there?

Bill Walljasper - Casey’s General Stores - CFO

There is really about three main things that really drive that. First of all, its wages, that’s by far the biggest category, and our same-store wages have been in the low single digits for the last eight quarters, so we feel that is well in check. Insurance expense will be the other one that falls into that...

David Burtzlaff - Stephens Inc. - Analyst

Okay.

Bill Walljasper - Casey’s General Stores - CFO

In the bank charges.

David Burtzlaff - Stephens Inc. - Analyst

Okay. All right. That’s all I had. Thanks.

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Mar. 09. 2005 / 9:30AM, CASY - Q3 2005 Casey’s General Stores Earnings Conference Call

Bill Walljasper - Casey’s General Stores - CFO

You bet.

Operator

Once again, ladies and gentlemen that is “star” followed by “one” for your questions. And your next question comes from Mark Hudson of HSBC. Please proceed.

Mark Hudson - HSBC - Analyst

Yes. Good morning, guys. It’s been a while now since you have, sort of, moved away from being a purely organic growth company to being an acquisition-driven company. Have you had a chance to think about how the return on invested capital is now working out for you with more acquisitions in the pipeline here; you’re obviously making a big capital bet on this big and better mousetrap; do you actually have the numbers to back that up that you could share with us?

Bill Walljasper - Casey’s General Stores - CFO

Yes. We, actually, look at return on invested capital not only for new store construction but also acquisitions, and the average return on invested capital is in the low to mid teens in the first fiscal year. That’s on an after-tax cash flow basis for acquisitions. So the economics between the acquisitions and new store is somewhat dramatic. The average transactional value is about $800,000 for an acquisition compared to $1 million for new store construction. And for a new store, it’s going to take about three to five years to mature to get to the same level that we would see in the first year of an acquisition. So, I think it’s been a positive move for us, and that’s the direction that the company will head.

Mark Hudson - HSBC - Analyst

Yes. That sounds pretty compelling. And in terms of the acquisition multiples that you’re looking at going down the pike, I mean, can people now see you coming in the marketplaces in which you operate? I mean, there must be sort of a kind of rule of thumb out there somehow that people know that you are pumping certain amount of gallons or certain amount of free cash or something they can expect to get a certain amount of money off you, is that well-known?

Bill Walljasper - Casey’s General Stores - CFO

No. I wouldn’t say that to be accurate. I can say that the multiples that we have been paying for the acquisitions are 4 to 6 times EBITDA on a forward basis. We evaluate each store on a store-by-store basis based on its own merits. And that $800,000 number I threw out to you that includes capital expenditures that we put into the store as well. So, it’s going to be a case-by-case basis. I’m not sure that they necessarily have a multiple in their mind when we come knocking on the door or they come looking for us.

Mark Hudson - HSBC - Analyst

And as you make these acquisitions, are there some immediate things you can do on working capital which sort of change the amount of capital you got tied up in these stores or is it - are they run pretty lean?

Bill Walljasper - Casey’s General Stores - CFO

Well, no. Actually, when we do rebranding of all the Casey’s, we bring a lot of efficiencies to the table. First and foremost, the biggest impact will be our Prepared Food operation. That’s one of the things that differentiates us going forward. Also, the fact that we have our own distribution center, typically we’ll gain some margin efficiency from what they currently have in their operation. Then from the distribution standpoint of our gasoline as well as the groceries, we gain some additional efficiency as well.

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Mar. 09. 2005 / 9:30AM, CASY - Q3 2005 Casey’s General Stores Earnings Conference Call

Mark Hudson - HSBC - Analyst

Great. Thanks very much.

Bill Walljasper - Casey’s General Stores - CFO

Thank you.

Operator

You have a follow-up question from Anthony Lebiedzinski. Please proceed.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Yes. Just one quick question; is it possible for you to quantify the impact of your Point of Sale systems on the margin improvement?

Bill Walljasper - Casey’s General Stores - CFO

Well, we can look at - when I talk about Point of Sale initiative, Anthony, I usually try to talk about specific categories, and probably one of the best categories more recently is the candy category. The Point of Sale information gave us the added knowledge to conduct a reset, a relatively wide sweeping reset, of our stores back in the end of July. And if you look at our same-store sales each quarter in the Grocery and Merchandise category, then you see what they have incrementally increased since then. We have realigned shelf space, pulled out a lot of slow-moving SKUs. We took the candy and placed it in several different areas of our store. We have driven candy sales double digit since then, and the margin improvement, which comes to your point, is over 300 basis points improvement in the candy category alone. Those are the type of things that we are doing with it.

More recently, we have taken the data on a store-by-store basis and now actually doing some—when I talk about strategic price increases, I’m not talking necessarily about we have increased a product 10 cents throughout the nine state area, that’s not the case. But we are specifically looking at, on a store-by-store basis, to take an opportunity to improve the margin and same-store sales by moving the prices up in categories where the market will allow. Those are the things that we are able to do with it.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay, that’s helpful. Thank you.

Operator

You have no further questions at this time.

Bill Walljasper - Casey’s General Stores - CFO

Well, I’d like to thank everyone for joining us this morning. Just as a reminder, we will release same-store sales information for the month of February on Tuesday, March 15th. Again, thank you and have a good day.

Operator

This concludes your conference. You may now disconnect. Have a great day.

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Mar. 09. 2005 / 9:30AM, CASY - Q3 2005 Casey’s General Stores Earnings Conference Call

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